ION reports first quarter results
Revenues of $144.7 million and first quarter adjusted diluted EPS of $0.04
Results exclude a gain of $0.42 per diluted share from partial reversal of a litigation reserve

HOUSTON – April 30, 2014 – ION Geophysical Corporation (NYSE: IO) today reported first quarter 2014 net income, as adjusted, of $6.4 million, or $0.04 per diluted share, on revenues of $144.7 million, compared to net income of $1.5 million, or $0.01 per diluted share, on revenues of $129.7 million in first quarter 2013. The following is a summary of the Company's first quarter 2014 financial highlights:

•	Consolidated revenues increased 12% compared to first quarter 2013.

•
The Company consolidated OceanGeo, reporting it under the Ocean Bottom Services segment. First quarter results included the revenues of OceanGeo for February and March, which included $20.6 million of revenue for work performed on a five-month project in Trinidad.

•
Within the Solutions segment, the Company signed the single largest data processing contract in its history, which contributed $15 million to first quarter data processing revenues from work performed in 2013.

•	The Software segment recorded the largest first quarter revenue in the Company's history.

•	Consolidated gross margins were 39%, compared to 27% in first quarter 2013, and operating margins were 14%, compared to 1% in first quarter 2013.

•
Cash and cash equivalents were $197.3 million, and the Company had $125.0 million available under its $175.0 million credit facility, resulting in a first quarter increase in total liquidity of $34.2 million to $322.3 million at March 31, 2014.

•	Adjusted EBITDA was $42.9 million, an increase of 67%, compared to $25.7 million in first quarter 2013. A reconciliation of Adjusted EBITDA can be found in the financial tables of this press release.
Brian Hanson, ION's President and Chief Executive Officer, commented, “We are pleased with our first quarter financial results and significant free cash generation, as well as our progress in improving operations and accelerating development and commercial acceptance of our strategic technologies.
"We are also pleased with the recent court developments in our ongoing lawsuit with WesternGeco. This order reduces the total damages to $123.8 million, resulting in a partial reversal of our prior reserve of approximately $70 million. We believe this development contains our potential liability to a more reasonable amount, and allows us to put this behind us as we await the next steps through the appeal process.
“In our Solutions segment we signed the largest data processing contract in our history. Executing this customer agreement allowed us to recognize revenue from work completed for one of our largest customers, most of which we performed in 2013.

“Also during the first quarter, our Solutions group initiated a proprietary project off the coast of Antarctica, extending our Arctic solution for under ice acquisition down to the south regions. We started and completed the acquisition phase of the project during the quarter and are now processing the data.
“We are pleased to report that during the first quarter, OceanGeo made substantial progress on their five-month survey offshore Trinidad. We deployed and tested Calypso®, our new ocean bottom cable system, during this survey and were pleased with the system's geophysical performance and the data acquired. Beyond this survey, we continue working to help OceanGeo build a pipeline of projects and gain new awards.
“Overall, our first quarter was a good start to the year, though our forward outlook is cautious pending more clarity around seismic spending and the willingness of clients to fund multi-client programs. We continue to manage the business to maximize cash generation, and the first quarter was a solid start towards that goal.”
FIRST QUARTER 2014
Solutions segment revenues were $89.2 million, up slightly from first quarter 2013. Data processing revenues were $43.3 million, an increase of 38% over first quarter 2013. Data library revenues were $13.2 million, an increase of 40%, while new venture revenues were $32.7 million, a decrease of 32%, as the first quarter of 2013 included revenues from a large proprietary 3D marine program offshore Morocco.
Systems segment sales were $24.8 million, a decrease of 22%, reflecting a lack of ocean bottom cable system revenues in 2014. This decline was partially offset by an increase in repair and replacement marine positioning equipment revenues.
Software segment sales were a record first quarter at $10.0 million, an increase of 15% over first quarter 2013, primarily the result of increases in Orca® and Gator® licensing revenues.
The first quarter increase in gross and operating margins was driven primarily by four factors:

•	reduced expenses from the Company's restructuring of its Systems segment in 2013;

•	the recognition of data processing revenues following execution of a significant customer contract;

•	higher margins on the mix of new venture programs in the Solutions segment; and

•	the consolidation of OceanGeo during first quarter 2014.
The Company's operating margins in the first quarters of 2014 and 2013 were impacted by approximately $3 million of bad debt expenses related to customer bankruptcies.
Prior to the consolidation of OceanGeo in February, the Company recorded $0.7 million of equity earnings compared to equity losses of $0.7 million in first quarter 2013. Also, the Company recognized $2.4 million of equity losses related to INOVA Geophysical compared to equity earnings of $1.9 million in first quarter 2013. See the attached financial tables for the summarized financial results of INOVA.
The Company's interest expense was $4.8 million, compared to $1.1 million in first quarter 2013. The increase in interest expense was primarily related to the Company's issuance of $175 million of 8.125% Senior Secured Second Priority Notes in May 2013, compared to borrowings under the Company's revolver in 2013.

The Company's effective tax rate was 6.4%, compared to 40.0% in first quarter 2013. The Company's effective tax rate was impacted by the large one time gain from the reduction of the loss contingency related to the WesternGeco legal proceeding.
OUTLOOK
Greg Heinlein, ION's Senior Vice President and Chief Financial Officer, commented, “We continue to remain cautious in our expectations for 2014, with much of our focus on securing more work for OceanGeo. We currently expect investment in our data library for the year to be in the range of $90 million to $110 million. As the year progresses, we expect our effective tax rate to normalize in the 22% - 25% range. We remain focused on managing the business with an eye to driving shareholder value and increased cash generation during 2014."
CONFERENCE CALL
The Company has scheduled a conference call for Thursday, May 1, 2014, at 10:00 a.m. Eastern Time that will include a slide presentation to be posted in the Investor Relations section of the ION website by 9:00 a.m. Eastern time. To participate in the conference call, dial 888-549-7750 at least 10 minutes before the call begins and ask for the ION conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 15, 2014. To access the replay, dial 800-406-7325 and use pass code 4678925#.
Investors, analysts and the general public will also have the opportunity to listen to the conference call live over the Internet by visiting www.iongeo.com. An archive of the webcast will be available shortly after the call on the Company’s website.
About ION
ION Geophysical Corporation is a leading provider of geophysical technology, services, and solutions for the global oil & gas industry. ION’s offerings are designed to allow E&P companies to obtain higher resolution images of the subsurface to reduce the risk of exploration and reservoir development, and to enable seismic contractors to acquire geophysical data safely and efficiently. Additional information about ION is available at www.iongeo.com.
Contact
Greg Heinlein
Senior Vice President and Chief Financial Officer
+1.281.552.3011

The information included herein contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may include future sales, earnings and market growth, timing of sales, future liquidity and cash levels, future estimated revenues and earnings, sales expected to result from backlog, benefits expected to result from the INOVA Geophysical and OceanGeo joint ventures and related transactions, expected outcome of litigation and other statements that are not of historical fact. Actual results may vary materially from those described in these forward-looking statements. All forward-looking statements reflect numerous assumptions and involve a number of risks and uncertainties. These risks and uncertainties include risks associated with pending and future litigation, including the risk that an unfavorable judgment in the lawsuit brought by WesternGeco could have a material adverse effect on the Company's financial results and liquidity; the timing and development of the Company’s products and services and market acceptance of the Company’s new and revised product offerings; the operation of the INOVA Geophysical and OceanGeo joint ventures; the Company’s level and terms of indebtedness; competitors’ product offerings and pricing pressures resulting therefrom; the relatively small number of customers that the Company currently relies upon; the fact that a significant portion of the Company’s revenues is derived from foreign sales; that sources of capital may not prove adequate; the Company’s inability to produce products to preserve and increase market share; collection of receivables; and technological and marketplace changes affecting the Company’s product lines. Additional risk factors, which could affect actual results, are disclosed by the Company from time to time in its filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2013 and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed during 2014.

Tables to follow

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Service revenues	$110,696	$89,949
Product revenues	34,002	39,788
Total net revenues	144,698	129,737
Cost of services	72,071	69,273
Cost of products	15,773	25,507
Gross profit	56,854	34,957
Operating expenses:
Research, development and engineering	9,039	9,290
Marketing and sales	9,213	7,980
General, administrative and other operating expenses	18,931	15,764
Total operating expenses	37,183	33,034
Income from operations	19,671	1,923
Interest expense, net	(4,797)	(1,066)
Equity in earnings (losses) of investments	(1,688)	1,116
Other income, net	68,526	1,027
Income before income taxes	81,712	3,000
Income tax expense	5,263	1,201
Net income	76,449	1,799
Net (income) loss attributable to noncontrolling interests	(470)	76
Net income attributable to ION	75,979	1,875
Preferred stock dividends	—	338
Net income applicable to common shares	$75,979	$1,537
Net income per share:
Basic	$0.46	$0.01
Diluted	$0.46	$0.01
Weighted average number of common shares outstanding:
Basic	163,847	156,465
Diluted	164,061	157,315

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	March 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$197,306	$148,056
Accounts receivable, net	98,231	149,448
Unbilled receivables	68,452	49,468
Inventories	54,709	57,173
Prepaid expenses and other current assets	25,605	24,772
Total current assets	444,303	428,917
Deferred income tax asset	14,339	14,650
Property, plant, equipment and seismic rental equipment, net	59,811	46,684
Multi-client data library, net	243,083	238,784
Equity method investments	47,466	53,865
Goodwill	56,111	55,876
Intangible assets, net	10,566	11,247
Other assets	15,640	14,648
Total assets	$891,319	$864,671

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$60,551	$5,906
Accounts payable	38,654	22,654
Accrued expenses	72,471	84,358
Accrued multi-client data library royalties	38,263	46,460
Deferred revenue	16,030	20,682
Total current liabilities	225,969	180,060
Long-term debt, net of current maturities	180,462	214,246
Other long-term liabilities	142,987	210,602
Total liabilities	549,418	604,908
Redeemable noncontrolling interests	5,552	1,878
Equity:
Common stock	1,640	1,637
Additional paid-in capital	882,892	879,969
Accumulated deficit	(530,178)	(606,157)
Accumulated other comprehensive loss	(11,799)	(11,138)
Treasury stock	(6,565)	(6,565)
Total stockholders’ equity	335,990	257,746
Noncontrolling interests	359	139
Total equity	336,349	257,885
Total liabilities and equity	$891,319	$864,671

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income	$76,449	$1,799
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization (other than multi-client data library)	7,904	4,200
Amortization of multi-client data library	16,326	18,592
Stock-based compensation expense	2,777	2,011
Equity in (earnings) losses of investments	1,688	(1,116)
Reduction of accrual for loss contingency related to legal proceedings	(69,557)	—
Deferred income taxes	(884)	(6,150)
Change in operating assets and liabilities:
Accounts receivable	60,646	35,307
Unbilled receivables	(18,945)	11,938
Inventories	(144)	1,381
Accounts payable, accrued expenses and accrued royalties	(5,359)	(13,373)
Deferred revenue	(4,678)	(7,153)
Other assets and liabilities	(3,541)	2,155
Net cash provided by operating activities	62,682	49,591
Cash flows from investing activities:
Cash invested in multi-client data library	(22,353)	(28,778)
Purchase of property, plant, equipment and seismic rental assets	(1,997)	(3,774)
Repayment of advances by INOVA Geophysical	1,000	—
Investment in and advances to OceanGeo B.V.	(3,683)	(9,500)
Cash of OceanGeo B.V. upon acquiring a controlling interest	609	—
Investment in convertible note	—	(1,000)
Other investing activities	605	76
Net cash used in investing activities	(25,819)	(42,976)
Cash flows from financing activities:
Borrowings under revolving line of credit	15,000	—
Payments on notes payable and long-term debt	(2,755)	(848)
Payment of preferred dividends	—	(338)
Proceeds from employee stock purchases and exercise of stock options	246	716
Other financing activities	(80)	350
Net cash provided by (used in) financing activities	12,411	(120)
Effect of change in foreign currency exchange rates on cash and cash equivalents	(24)	(891)
Net increase in cash and cash equivalents	49,250	5,604
Cash and cash equivalents at beginning of period	148,056	60,971
Cash and cash equivalents at end of period	$197,306	$66,575

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
SUMMARY OF SEGMENT INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net revenues:
Solutions:
New Venture	$32,738	$48,436
Data Library	13,217	9,448
Total multi-client revenues	45,955	57,884
Data Processing	43,286	31,286
Total	$89,241	$89,170
Systems:
Towed Streamer	$11,851	$13,549
Ocean Bottom Equipment	—	6,765
Other	12,997	11,533
Total	$24,848	$31,847
Software:
Software Systems	$9,154	$7,941
Services	885	779
Total	$10,039	$8,720
Ocean Bottom Services	$20,570	$—
Total	$144,698	$129,737
Gross profit:
Solutions	$33,011	$20,197
Systems	11,417	8,380
Software	7,257	6,380
Ocean Bottom Services	5,169	—
Total	$56,854	$34,957
Gross margin:
Solutions	37%	23%
Systems	46%	26%
Software	72%	73%
Ocean Bottom Services	25%	—%
Total	39%	27%
Income from operations:
Solutions	$19,112	$7,357
Systems	3,371	934
Software	5,128	5,161
Ocean Bottom Services	4,162	—
Corporate and other	(12,102)	(11,529)
Total	$19,671	$1,923
Operating margin:
Solutions	21%	8%
Systems	14%	3%
Software	51%	59%
Ocean Bottom Services	20%	—%
Corporate and other	(8)%	(9)%
Total	14%	1%

INOVA GEOPHYSICAL EQUIPMENT LIMITED
SUMMARIZED FINANCIAL HIGHLIGHTS
(In thousands)
(Unaudited)
The Company accounts for its 49% interest in INOVA Geophysical as an equity method investment and records its share of earnings and losses of INOVA Geophysical on a one fiscal quarter lag basis. The following table reflects the summarized financial information for INOVA Geophysical for the three months ended December 31, 2013 and 2012:

	Three Months Ended December 31,
	2013	2012
Net revenues	$40,176	$59,611
Gross profit	$4,948	$12,327
Loss from operations	$(3,667)	$(250)
Net income (loss)	$(4,951)	$3,742

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Adjusted EBITDA to Net Income
(Non-GAAP Measure)
(In thousands)
(Unaudited)
The term Adjusted EBITDA represents net income before interest expense, interest income, income taxes, depreciation and amortization and other similar non-cash charges including, without limitation, equity in (earnings) losses of investments and the reduction of accrual for loss contingency related to legal proceedings. Adjusted EBITDA is not a measure of financial performance under generally accepted accounting principles and should not be considered in isolation from or as a substitute for net income or cash flow measures prepared in accordance with generally accepted accounting principles or as a measure of profitability or liquidity. Additionally, Adjusted EBITDA may not be comparable to other similarly titled measures of other companies. The Company has included Adjusted EBITDA as a supplemental disclosure because its management believes that Adjusted EBITDA provides useful information regarding our ability to service debt and to fund capital expenditures and provides investors a helpful measure for comparing its operating performance with the performance of other companies that have different financing and capital structures or tax rates.

	Three Months Ended March 31,
	2014	2013
Net income	$76,449	$1,799
Interest expense, net	4,797	1,066
Income tax expense	5,263	1,201
Depreciation and amortization expense	24,230	22,792
Equity in (earnings) losses of investments	1,688	(1,116)
Reduction of accrual for loss contingency related to legal proceedings	(69,557)	—
Adjusted EBITDA	$42,870	$25,742

ION GEOPHYSICAL CORPORATION AND SUBSIDIARIES
Reconciliation of Restructuring and Special Items to Diluted Earnings per Share
(Non-GAAP Measure)
(In thousands, except per share data)
(Unaudited)
The financial results are reported in accordance with GAAP. However, management believes that certain non-GAAP performance measures may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. One such non-GAAP financial measure is income from operations or net income excluding certain charges or amounts. This adjusted income amount is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for income from operations, net income or other income data prepared in accordance with GAAP. See the table below for supplemental financial data and the corresponding reconciliation to GAAP financials for the three months ended March 31, 2014:

	Three Months Ended March 31, 2014
	As Reported	Special Item		As Adjusted
Net revenues	$144,698	$—		$144,698
Cost of sales	87,844	—		87,844
Gross profit	56,854	—		56,854
Operating expenses	37,183	—		37,183
Income from operations	19,671	—		19,671
Interest expense, net	(4,797)	—		(4,797)
Equity in losses of investments	(1,688)	—		(1,688)
Other income (expense), net	68,526	(69,557)	(1)	(1,031)
Income tax expense	5,263	—		5,263
Net income	76,449	(69,557)		6,892
Net (income) attributable to noncontrolling interest	(470)	—		(470)
Net income applicable to common shares	$75,979	$(69,557)		$6,422
Net income per share:
Basic	$0.46			$0.04
Diluted	$0.46			$0.04
Weighted average number of common shares outstanding:
Basic	163,847			163,847
Diluted	164,061			164,061

(1)	Represents a reduction in the WesternGeco legal contingency due to the court order issued in April 2014.